UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              -------------

                                FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)    February 28, 2007
                                                    -----------------


                                  Zanett, Inc.
-----------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


Delaware                           001-32589                 56-4389547
(State or other jurisdiction      (Commission              (IRS Employer
of incorporation                  File Number)        Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                     10022
-----------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:          (646) 502-1800
                                                          -------------------


-----------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry Into a Definitive Material Agreement.

      On February 28, 2007, Zanett, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with DBA Group, LLC ("DBA Group") and Messrs. Jose David Rincon, Billy Hyden and David Wolf, the sellers of DBA Group (the "Sellers"). The Agreement provides for the merger of DBA Group into Zanett DBA Group, Inc., a wholly owned subsidiary of Zanett Commercial Solutions, Inc., a wholly owned subsidiary of the Company. The transaction closed on March 6, 2007 (the "Closing Date").

      DBA Group is an Oracle Partner and authorized reseller engaged in the business of database administration, system administration, and custom software development. Based in Alpharetta, Georgia, DBA Group provides services to both international and domestic customers.

      The total consideration to be paid by the Company to the Sellers will be comprised of initial consideration, a purchase price adjustment based on the level of DBA Group's net working capital at closing, and future contingent consideration.

      The initial consideration consists of $750,000 in cash and a number shares of the Company's common stock ("Common Stock") valued at $750,000 based on the average closing price of a share of Common Stock for the three consecutive trading days ending on the Closing Date of the transaction. The initial consideration may be adjusted for any difference between the amount of DBA Group's net working capital at closing and $100,000, which was the benchmark level of working capital to be provided by DBA Group.

      If the average closing price of a share of Common Stock for the three consecutive trading days prior to the third anniversary of the Closing Date under the Agreement is less than the average closing price for the three consecutive trading days prior to the Closing Date, the Sellers will be issued additional shares of Common Stock with a value equal to the price per share difference multiplied by the number of shares issued in the initial stock payment to the Sellers.

      The Sellers are eligible to receive contingent consideration of up to $1,500,000 in the aggregate for the three successive annual performance periods commencing February 1, 2007 based upon DBA Group attaining specified earnings and revenue targets in each performance period. The contingent consideration for each annual performance period can consist of up to $250,000 in cash and a number of shares of Common Stock valued at $250,000 based on the average closing price for the three consecutive trading days ending on the trading day prior to the last day of the applicable annual performance period. The Sellers may also be eligible to receive additional contingent payments during each annual performance period if DBA Group exceeds the specified earnings and revenue targets. The aggregate amount of such additional payments the three performance periods cannot exceed $2,000,000, and any such additional payments may be made in cash, stock or a combination thereof in the Company's sole discretion.

	The Common Stock issued or issuable to the Sellers pursuant to the Agreement is subject to certain transfer restrictions until the fifth anniversary of the closing of the transactions contemplated by the Agreement pursuant to a lock-up agreement with each of the Sellers, subject to certain limited exceptions. In connection with the Agreement, the Mr. Rincon entered into an employment agreement with DBA Group and Messrs. Hyden and Wolf each entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement with DBA Group.

      For accounting purposes, the Company will record the consideration based on the fair value of the amounts paid. For shares issued, the value will be based on the trading price of the Common Stock, less a discount reflecting the impact of the lock-up agreement that prevents the Sellers from selling that Common Stock. Contingent consideration will be recorded by the Company when the achievement of the EBITDA and revenue targets is satisfied beyond a reasonable doubt.

      The Company issued a press release on March 6, 2007 with respect to this transaction, which is included with this filing as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

      The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Pursuant to the terms of the Agreement, the Company will issue, within 15 days of the Closing Date, approximately 480,770 shares of Common Stock in the aggregate to the Sellers as the stock portion of the initial consideration.

      As described in Item 1.01, if DBA Group meets certain specified earnings and revenue targets in each of three annual performance periods, the Company will issue additional shares as contingent consideration. These additional shares will consist of up to a number of shares of Common Stock valued at $250,000 based on the average closing price for the three consecutive trading days ending on the trading day prior to the last day of the applicable annual performance period. The Sellers may also be eligible to receive additional contingent payments during each annual performance period, not to exceed $2,000,000 in the aggregate, if DBA Group exceeds the specified earnings and revenue targets. These additional contingent payments may be paid by the Company through the issuance of additional shares of Common Stock to the Sellers or cash at the option of the Company.

      In addition, if the average closing price of a share of Common Stock for the three consecutive trading days prior to the third anniversary of the Closing Date under the Agreement is less than the average closing price for the three consecutive trading days prior to the Closing Date, the Sellers will be issued additional shares of Common Stock with a value equal to the price per share difference multiplied by the number of shares issued in the initial stock payment to the Sellers.

      All of the shares of Common Stock will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) of the Securities Act because the issuance did not involve any public offering. The issuance is also exempt from registration under the provisions of Rule 506 of Regulation D of the Securities Act. The shares will be issued with restrictive securities legends and may not be subsequently offered or sold by the Sellers in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As described in Item 1.01, the shares are subject to certain transfer restrictions until the fifth anniversary of the closing of the transactions contemplated by the Agreement pursuant to a lock-up agreement with each of the Sellers, subject to certain limited exceptions.


Item 9.01.  Financial Statements and Exhibits

      (d)   Exhibits

      99.1  Press released dated March 6, 2007.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ZANETT, INC.



Date:  March 6, 2007                By: /s/ Claudio Guazzoni
                                    Claudio Guazzoni
                                    Chief Executive Officer



EXHIBIT INDEX

Exhibit No. Description
99.1        Press released dated March 6, 2006.